UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

G-Private Equity LP

(Exact name of registrant as specified in its charter)

Delaware	000-56869	33-2880536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, NY	10282
(Address of principal executive offices)	(Zip Code)

312-655-4702

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On October 1, 2026, G-Private Equity LP (the “Partnership”) sold unregistered units of limited partnership interests (the “Units”) of the Partnership for aggregate consideration of approximately $12,257,000.00. The following table details the Units sold by the Partnership:

Series	Number of Units Sold(1)(2)	Aggregate Consideration(1)
Series 1869 Units	170	$25,000.00
Series I0 Units	85,021	$12,232,000.00

(1)	Unit and dollar amounts are rounded to the nearest whole number.
(2)

The number of Units sold by the Partnership was finalized on October 21, 2026, following the calculation of the Partnership’s transactional net asset value (“Transactional NAV”) as of September 30, 2026. Refer to Item 8.01 below for information on the Partnership’s Transactional NAV.

The offer and sale of the Units were exempt from the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Regulation D thereunder. The Units were offered and sold to investors who were both (a) accredited investors (as defined in Regulation D under the Securities Act) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder).

Item 8.01.	Other Events.

Transactional Net Asset Value

The Transactional NAV per Unit for each series of the Partnership as of September 30, 2026 was as follows:

Series	Number of Units	Transactional NAV per Unit
Series A Units	20,000	$1.00
Series 1869 Units	1,228,709	$146.73
Series I0 Units	3,074,377	$143.87
Series RSD02 Units	148,361	$146.74
Series C Units	10,000	$1.50
Series N Units	110	$103.50

As of September 30, 2026, no Series R1 Units or Series RSD01 Units were outstanding.

As of September 30, 2026, the Partnership’s aggregate Transactional NAV was approximately $644,417,794.

The Partnership calculates Transactional NAV for purposes of establishing the price at which transactions in the Partnership’s Units are made. A description of the Partnership’s valuation process was included under “Item 1(c). Description of Business—Valuation – Net Asset Value Calculation and Valuation Day” of the Partnership’s Amendment No. 1 to its Registration Statement on Form 10 filed on September 25, 2026 (the “Registration Statement”). Transactional NAV is based on the month-end values of the Partnership’s investments, the addition of the value of any other assets (such as cash on hand, without duplication), and the deduction of any liabilities, including the allocation/accrual of the management fee and carried interest and the deduction of expenses attributable to certain Series (such as applicable servicing fees), in all cases as determined in accordance with the procedures as may be established from time to time by the Partnership’s investment manager (the “Investment Manager”), in its sole discretion. The Investment Manager has agreed to bear (without reimbursement) the Partnership’s Eligible Operating Expenses (as defined in the Registration Statement) exceeding 0.60% per annum of the Transactional NAV on each month-end of each annual period through December 31, 2026 (the “Expense Threshold”). For Transactional NAV, organization and offering expenses advanced on our behalf by the Investment Manager are recognized as a reduction to Transactional NAV ratably over 60 months following the first closing. Transactional NAV generally will not reflect contingent tax liabilities of intermediate entities if such liabilities are not reasonably expected to be triggered upon the realization of the underlying investment through a sale of interests of such intermediate entities. Transactional NAV per Unit is expected to differ from the calculation of NAV as reflected in the financial statements of the Partnership.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-Private Equity LP

/s/ Mallika Sinha
Date: October 27, 2026	Name: Mallika Sinha
Title: Chief Financial Officer